EXHIBIT 12

             AMERICAN GENERAL FINANCE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          THREE
                                         MONTHS
                                          ENDED                      YEARS ENDED DECEMBER 31,
                                        MARCH 31,   ----------------------------------------------------------
                                          1999         1998        1997        1996        1995        1994
                                        ---------   ----------  ----------  ----------  ----------  ----------
                                                                (DOLLARS IN THOUSANDS)
EARNINGS:
     Income before provision for
       income taxes                     $  82,730   $  306,228  $  216,113  $   79,633  $  125,640  $  388,926
     Interest expense (including
       $23,221 for 1997 to fund
       assets held for sale)              135,306      501,533     474,135     482,343     506,618     411,875
     Implicit interest in rents             3,810       12,026      13,615      14,620      14,732      11,975
                                        ---------   ----------  ----------  ----------  ----------  ----------
Total earnings                          $ 221,846   $  819,787  $  703,863  $  576,596  $  646,990  $  812,776
                                        =========   ==========  ==========  ==========  ==========  ==========
FIXED CHARGES:
     Interest expense (including
       $23,221 for 1997 to fund
       assets held for sale)            $ 135,306   $  501,533  $  474,135  $  482,343  $  506,618  $  411,875
     Implicit interest in rents             3,810       12,026      13,615      14,620      14,732      11,975
                                        ---------   ----------  ----------  ----------  ----------  ----------
Total fixed charges                     $ 139,116   $  513,559  $  487,750  $  496,963  $  521,350  $  423,850
                                        =========   ==========  ==========  ==========  ==========  ==========
RATIO OF EARNINGS TO FIXED CHARGES           1.59         1.60        1.44        1.16        1.24        1.92
                                        =========   ==========  ==========  ==========  ==========  ==========